Exhibit 5.1

		New York Menlo Park Washington DC São Paulo London	Paris Madrid Tokyo Beijing Hong Kong

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	212 450 4000 tel 212 701 5800 fax

May 29, 2015

Credit Suisse AG
Paradeplatz 8
CH 8070 Zurich, Switzerland

Ladies and Gentlemen:

Credit Suisse AG, a corporation organized under the laws of Switzerland (the “Company”), has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form F-3 (File No. 333-202913) (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), among other securities, the Company’s Medium-Term Notes to be issued from time to time by the Company through its London branch. These securities include the notes identified in Exhibit A attached hereto (the “Notes”). The Notes have been issued pursuant to the Senior Indenture dated as of March 29, 2007 (the “Indenture”) between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”), as amended and supplemented from time to time and in effect as of the date hereof.

We, as your United States counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, we advise you that in our opinion, the Notes, when duly executed, authenticated and issued and delivered in accordance with the terms of the Indenture and the applicable underwriting or other distribution agreement against payment therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith,

Credit Suisse AG	2	May 29, 2015

fair dealing and the lack of bad faith), provided that we express no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

We are members of the Bar of the State of New York, and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York. Insofar as the foregoing opinion involves matters governed by Swiss law, we have relied, without independent inquiry or investigation, on the opinion of Homburger AG, Swiss legal counsel for the Company, dated May 4, 2015 and filed by the Company with the Commission as an exhibit to a Report on Form 6-K on May 4, 2015. Our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Homburger AG.

In connection with the opinion above, we have assumed that the Trustee is validly existing and in good standing under the laws of the jurisdiction of its organization. In addition, we have assumed that the execution, delivery and performance of the Indenture (1) are within the corporate powers of the Trustee, (2) do not and will not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of the Trustee, (3) require no action by or in respect of, or filing with, any governmental body, agency or official and (4) do not contravene, or constitute a default under, any provision of applicable law or regulation, public policy or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company or the Trustee; and that the Indenture has been duly authorized, executed and delivered by the Trustee and is a valid, binding and enforceable agreement of the Trustee.

We express no opinion as to (x) provisions in the Indenture that purport to waive objections to venue, claims that a particular jurisdiction is an inconvenient forum or the like, (y) whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under the Notes or (z) the effectiveness of any service of process made other than in accordance with applicable law. In addition, we note that the enforceability in the United States of Section 10.08(c) of the Indenture is subject to the limitations set forth in the United States Foreign Sovereign Immunities Act of 1976.

We express no opinion as to (i) whether a New York State or United States federal court would render or enforce a judgment in a currency other than U.S. Dollars or (ii) the exchange rate that such a court would use in rendering a judgment in U.S. Dollars in respect of an obligation in any other currency.

We hereby consent to the filing of this opinion as an exhibit to a report on Form 6-K to be filed by the Company on the date hereof and incorporated by reference into the Registration Statement.

In giving our consent above, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ Davis Polk & Wardwell LLP

Credit Suisse AG	3	May 29, 2015

Exhibit A

Title of Securities	Date of Pricing Supplement	Pricing Supplement No.
15 Month 7.50% per annum Autocallable Reverse Convertible Securities due August 29, 2016	May 26, 2015	F140
1 Year 8.15% per annum Autocallable Reverse Convertible Securities due May 31, 2016	May 26, 2015	F143
1 Year 6.10% per annum Autocallable Reverse Convertible Securities due May 31, 2016	May 26, 2015	F144
1 Year 10.25% per annum Autocallable Reverse Convertible Securities due May 31, 2016	May 26, 2015	F145
Senior Floating Rate Notes due 2030	May 26, 2015	G86
Digital Buffered Notes due November 29, 2018	May 27, 2015	K518
Autocallable Securities due May 30, 2017	May 26, 2015	T525
Absolute Return Barrier Securities due May 31, 2019	May 26, 2015	T526
Digital Plus Barrier Notes due May 30, 2019	May 26, 2015	T527
2.00% per annum Coupon Digital Barrier Notes due May 29, 2020	May 26, 2015	T532

Credit Suisse AG	4	May 29, 2015

Trigger Performance Securities due May 30, 2025	May 27, 2015	T536
Trigger Performance Securities due May 30, 2025	May 26, 2015	T537
Trigger Performance Securities due May 29, 2020	May 26, 2015	T538
Trigger Performance Securities due May 29, 2020	May 26, 2015	T539
Accelerated Barrier Notes due June 1, 2018	May 26, 2015	T544
8.40% 10 Year Callable Daily Range Accrual Securities due May 29, 2025	May 26, 2015	U1232
7.50% per annum Contingent Coupon Autocallable Yield Notes due May 29, 2020	May 26, 2015	U1234
10 Year Step-Up Callable Daily Range Accrual Securities due May 29, 2025	May 26, 2015	U1235
5.75% per annum Contingent Coupon Callable Yield Notes due May 29, 2019	May 26, 2015	U1236
7.25% 7.5 Year Callable Daily Range Accrual Securities due November 29, 2022	May 26, 2015	U1238
6.75% per annum Contingent Coupon Callable Yield Notes due May 28, 2021	May 26, 2015	U1245
Trigger Phoenix Autocallable Optimization Securities due on May 29, 2020	May 27, 2015	U1250

Credit Suisse AG	5	May 29, 2015

Trigger Phoenix Autocallable Optimization Securities Linked to the Common Stock of Kohl’s Corporation due on May 31, 2018	May 27, 2015	U1252ABCD
Trigger Phoenix Autocallable Optimization Securities Linked to the Common Stock of Bank of America Corporation due on May 31, 2018	May 27, 2015	U1252ABCD
Trigger Phoenix Autocallable Optimization Securities Linked to the Common Stock of General Electric Company due on May 31, 2018	May 27, 2015	U1252ABCD
Trigger Phoenix Autocallable Optimization Securities Linked to the Common Stock of The Home Depot, Inc. due on May 31, 2018	May 27, 2015	U1252ABCD
8.25% per annum Contingent Coupon Autocallable Yield Notes due May 29, 2018	May 27, 2015	U1255